Exhibit 10.14

LEASE
5700 Stoneridge Drive
Pleasanton, California
Basic Lease Information

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Date:	August 22, 2016

Landlord:	SFF BBC, LLC, a California limited liability company

Tenant:	PURIGEN BIOSYSTEMS, INC., a Delaware corporation

Building (section 1.1):	That certain building located at 5700 Stoneridge Drive, Pleasanton, California

Premises (section 1.1):	A portion of the first (1st) floor of the Building comprising 16,165 square feet of rentable area and commonly known as Suite 100

Project (section 1.1):	Those certain buildings located at 5700 and 5720 Stoneridge Drive, Pleasanton, California, and the parcel(s) of land on which the buildings are located

Parking (section 1.4):	3.8 unreserved parking spaces per 1,000 rentable square feet of Premises (for an initial parking space total of sixty-one (61) as of the Commencement Date)

Lease Term (section 2.1):	Approximately sixty-three (63) months

Commencement Date (section 2.1):	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) the date of Substantial Completion (as hereinafter defined in Section 2.3) of Tenant Improvements Work (as defined in Exhibit B)

Target Completion Date (Exhibit B)	One Hundred Twenty (120) days following mutual execution of this Lease

Expiration Date (section 2.1):	The last day of the sixty-third (63rd) full calendar month following the Commencement Date

Base Rent (section 3.1(a)):	Month	Monthly Base Rent

	Lease Months 01 - 15*	$27,965.45*
	Lease Months 16 - 27	$28,773.70
	Lease Months 28 - 39	$29,743.60
	Lease Months 40 - 51	$30,551.85
	Lease Months 52 - 63	$31,521.75

Lease Month 1 shall commence on the Commencement Date and end on the last day of the first full calendar month thereafter, and each subsequent Lease Month shall be the calendar month commencing on the day after the expiration of the prior Lease Month.

Provided that an Event of Default is not then occurring under this Lease, the monthly Base Rent for the Premises shall be fully abated for the period commencing on the Commencement Date and ending on the date that is ninety (90) days following the Commencement Date (the “Rent Commencement Date”).

Allowance Rent (section 3.1(e) and Exhibit B):	Begins on Rent Commencement Date

Rent Payment Address (section 3.3):	SFF BBC, LLC c/o Cushman & Wakefield of California, Inc. P.O. Box 45257 San Francisco, CA 94145-0257

Tenant’s Percentage Share (section 4.1(c)):	11.95%

Permitted Use (section 6.1):	General Office, laboratory, research and development, manufacturing and legally permitted ancillary uses

Service Hours (section 7.2)	8:00 A.M. to 6:00 P.M. (“Business Hours”) Monday through Friday (except union holidays and legal holidays) (“Business Days”)

Letter of Credit (section 27.1):	$400,000.00, subject to reduction pursuant to section 27.6 below

Tenant’s Address (section 30.1):	At the Premises Attn: Klint Rose

With a copy to:

LATHAM & WATKINS LLP 140 Scott Drive Menlo Park, CA 94025 Attn: Mark V. Roeder Direct Dial: +1.650.463.3043 Fax: +1.650.463.2600 Email: mark.roeder@lw.com

Landlord’s Address (section 30.1):	c/o PSAI Realty Partners, LLC, 155 Montgomery St., Suite 1600, San Francisco, California 94104

Landlord’s Broker (section 32.1):	Newmark Cornish & Carey

Tenant’s Broker (section 32.1):	Colliers International

Exhibits
Exhibit A  ̶  Plan Outlining Premises
Exhibit B  ̶  Initial Improvement of the Premises
Exhibit C  ̶  Rules and Regulations
Exhibit D  ̶  Form of Letter of Credit
Exhibit E   ̶  Appraisal Procedure
Exhibit F  ̶  Hazardous Substances Questionnaire

The foregoing Basic Lease Information is incorporated in and made a part of this Lease. If there is any conflict between the Basic Lease Information and any other part of this Lease, the former shall control.

TENANT:			LANDLORD:

PURIGEN BIOSYSTEMS, INC.,			SFF BBC, LLC,
a Delaware corporation			a California limited liability company

By:	/s/ Klint Rose		By:	SSF II REIT, LLC, a Delaware limited liability company, its Manager
	Name:	Klint Rose
	Title:	CEO		By:	/s/ Erik A. Foraker
					Name:	Erik A. Foraker
					Title:	Co-Admin. Member

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(i)

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Exhibit A	Plan Outlining the Premises
Exhibit B	Initial Improvement of the Premises
Exhibit C	Rules and Regulations
Exhibit D	Form of Letter of Credit
Exhibit E	Appraisal Procedure
Exhibit F	Hazardous Substances Questionnaire
Other Attachments (if any)
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LEASE
THIS LEASE, made as of the date specified in the Basic Lease Information by and between the landlord specified in the Basic Lease Information (“Landlord”), and the tenant specified in the Basic Lease Information (“Tenant”),
W I T N E S S E T H :
ARTICLE 1
Premises
1.1    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms, covenants and conditions set forth in this Lease, the space (the “Premises”) substantially shown outlined on the floor plan attached hereto as Exhibit A and described in the Basic Lease Information, which Premises are located in the building (the “Building”) described in the Basic Lease Information. The Building is part of a larger Project commonly known as Britannia Business Center II consisting of 5700 and 5720 Stoneridge Drive, Pleasanton, California (collectively, the “Project”). As used in this Lease, the term “Project” shall include the parcel or parcels of land on which the Project is located and all appurtenances thereto and all improvements located thereon (including, without limitation, the buildings located at 5700 and 5720 Stoneridge Drive, Pleasanton, California). During the Lease Term, Tenant shall have the nonexclusive right, in common with other tenants of the Project, to use only for their intended purposes of lobbies, entrances, stairs, elevators and other public portions of the Project, that are designated by Landlord from time to time as common areas and not leased to or allocated for the exclusive use of another tenant of the Project. Landlord shall have the right from time to time to change the size, location, configuration, character or use of any such common areas, construct additional improvements or facilities in any such common areas, or close any such common areas; provided that Tenant’s use of and access to the Premises is not materially impaired. Tenant shall not interfere with the rights of Landlord and other tenants of the Project to use such common areas. All of the windows and outside decks or terraces and walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.
1.2    Tenant acknowledges that Tenant has inspected the Premises, the Building and the Project or has had the Premises, the Building and the Project inspected by professional consultants retained by Tenant, Tenant is familiar with the condition of the Premises, the Building and the Project, the Premises, the Building and the Project are suitable for Tenant’s purposes, and, except as otherwise expressly provided in this Lease, and except for the improvements to be constructed or installed by Landlord pursuant to Exhibit B (if any), the condition of the Premises, the Building and the Project is acceptable to Tenant. Except for the improvements to be constructed or installed by Landlord pursuant to Exhibit B (if any), Landlord shall have no obligation to construct or install any improvements in the Premises, the Building or the Project or to remodel, renovate, recondition, alter or improve the Premises, the Building or the Project in any manner, and Tenant shall accept the Premises “as is” on the Commencement Date. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a person certified pursuant to Section 4459.2 of the California Government Code (a Certified Access Specialist). Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose, or any other kind arising out of this Lease and there are and shall be no warranties that extend beyond the warranties, if any, expressly set forth in this Lease. As of the Commencement Date, Landlord shall cause, at Landlord’s sole cost and expense and without reimbursement, the Base Building (as defined below) serving the Premises to be in good working order and condition; provided that the foregoing shall not imply any representation or warranty as to the useful life of such systems, nor shall the foregoing diminish Tenant’s responsibility pursuant to section 10.1 below to perform any repairs, modifications or improvements to the same necessitated after the Commencement Date, whether by reason of Tenant’s use of the same, Tenant’s Alterations (as defined below), ordinary wear and tear, or otherwise. The foregoing warranty by Landlord specifically excludes any equipment that is installed by Tenant following the Commencement Date and any malfunctioning of any Building systems due to Tenant’s Alterations or Tenant’s acts or omissions. “Base Building” means the structural portions of the Building (including exterior walls, roof and foundation of the Building), the exterior of the Building and all base Building systems, including, without limitation, plumbing, air conditioning, heating, electrical, security, life safety and power, except those special systems installed for specific tenants and the portion of any other Building system within the Premises or any other specific tenant space which exclusively serves such tenant or is otherwise the responsibility of such tenant pursuant to its lease.
1.3    No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.
1.4    Notwithstanding section 1.1 of this Lease relating to use of the common areas of the Project for parking, Tenant shall have the right to use only the number of parking spaces specified in the Basic Lease Information. No parking spaces shall be reserved for the exclusive use of Tenant. Tenant shall use such parking spaces solely for parking vehicles of Tenant’s officers and employees. Tenant shall not, at any time, use more than the number of parking spaces specified in the Basic Lease Information. Tenant shall comply with all Rules and Regulations and all laws now or hereafter in effect relating to the use of parking spaces. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder, by reason of any reduction in Tenant’s parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the control of Landlord.
ARTICLE 2
Term

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2.1    The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease shall be the term specified in the Basic Lease Information (the “Lease Term”), which shall commence on the commencement date specified in the Basic Lease Information (the “Commencement Date”) and, unless extended or sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the “Expiration Date”). If Landlord, for any reason whatsoever, does not deliver possession of the Premises to Tenant by the Target Completion Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but in such event, the Commencement Date shall be postponed until the date on which Landlord delivers possession of the Premises, to Tenant; provided, however, that if the Commencement Date does not occur on or before the date that is sixty (60) days after the Target Completion Date, as such date may be extended by Tenant Delay or Force Majeure (as defined and as permitted below) (such date, as so extended, the “Trigger Date”), then Tenant may terminate this Lease upon written notice to Landlord given within ten (10) calendar days after the Trigger Date; provided, however, that Tenant’s termination notice shall be void and of no further force or effect if the Commencement Date shall occur within thirty (30) days after Landlord’s receipt of Tenant’s termination notice. The foregoing right of Tenant to terminate this Lease shall be Tenant’s sole remedy for such delay in the Commencement Date. For purposes of this Lease, “Force Majeure” shall mean strikes, lock-outs, labor disputes, shortages of material or labor, fire, earthquake, flood or other casualty, acts of terror, acts of God, tenant holdover, or any other cause (other than financial inability) beyond the reasonable control of Landlord. Notwithstanding anything to the contrary contained in this Lease, no Force Majeure event shall extend the Trigger Date for more than thirty (30) days.
2.2    At any time during the Lease Term, Landlord may deliver to Tenant a notice confirming the Commencement Date and the Expiration Date, as determined in accordance with this Lease, which notice Tenant shall execute and return to Landlord within five (5) days following receipt.
2.3    Landlord shall construct or install in the Premises those Tenant Improvements to be constructed or installed by Landlord pursuant to Exhibit B. Landlord shall deliver and Tenant shall accept the Premises upon Substantial Completion. “Substantial Completion” of the Tenant Improvements shall be deemed to occur when Landlord has completed the Tenant Improvements to be constructed or installed by Landlord pursuant to Exhibit B substantially in accordance with the plans and specifications therefor approved by Landlord and Tenant, in good and workmanlike manner and in compliance with all applicable laws, subject to the completion or correction of items on Landlord’s punch list which do not substantially interfere with Tenant’s use of the Premises as they were designed to be used. Landlord shall complete or correct the items on Landlord’s punch list promptly after the Commencement Date. If the Substantial Completion of the Premises is delayed as a result of any Tenant Delay (as defined in Exhibit B), then, notwithstanding anything to the contrary set forth in this Lease or in Exhibit B and regardless of the actual date of the Substantial Completion of the Premises, Tenant’s obligation to pay Base Rent and additional rent hereunder shall commence as of the date the Commencement Date would have occurred if no Tenant Delay(s) had occurred.
ARTICLE 3
Rent
3.1    Tenant shall pay to Landlord the following amounts as rent for the Premises:
(a)    During the Lease Term, Tenant shall pay to Landlord, as monthly rent, the base rent specified in the Basic Lease Information (the “Base Rent”).
(b)    During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share (as hereinafter defined) of all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year.
(c)    During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share of all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such calendar year.
(d)    During each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, the actual cost incurred by Landlord with respect to all electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities consumed within the Premises, as more particularly described herein (all such costs payable by Tenant pursuant to this section 3.1(d) shall be referred to as “Tenant’s Monthly Utility Charge”, and all such amounts shall constitute rent hereunder).
(i)    All electricity directly serving the Premises (“Direct Electrical Costs”) shall be metered or submetered and Tenant shall pay, as monthly rental, the actual cost (without mark up by Landlord) of all such Direct Electrical Costs either to Landlord as a reimbursement, or, at Landlord’s election, as a payment directly to the entity providing such electricity. Such payments to Landlord of Direct Electrical Costs shall be made within thirty (30) days of Landlord’s delivery of an invoice to Tenant therefor.
(ii)    With respect to all utility costs for the Premises other than Direct Electrical Costs (collectively, “Other Utility Costs”), Landlord shall have the right, from time to time, to fairly and equitably allocate some or all of such Other Utility Costs among different portions or occupants of the Building (“Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, office space tenants and research and development and laboratory tenants of the Building. The utility costs within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

(e)    Beginning on the Rent Commencement Date (or, if not the first day of a month, the first day of the month following the Rent Commencement Date), during each calendar year or part thereof during the Lease Term, Tenant shall pay to Landlord, as additional rent, the Allowance Rent, if any, as provided in Exhibit B attached hereto.
(f)    Throughout the Lease Term, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money and charges are otherwise designated “additional rent.” As used in this Lease, “rent” shall mean and include all Base Rent, Allowance Rent, all additional rent and all other amounts payable by Tenant in accordance with this Lease.
3.2    The additional rent payable pursuant to sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof shall be calculated and paid in accordance with the following procedures:
(a)    On or before the first day of each calendar year during the Lease Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s estimate of the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord, as monthly rent, one twelfth of such estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior calendar year’s estimate until the month after such notice is given. If at any time it appears to Landlord that the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise its estimate for such calendar year. If Landlord delivers its estimate after the first day of a calendar year, or if Landlord revises its estimate for a calendar year, then subsequent payments by Tenant for such calendar year shall be based on such late or revised estimate, as the case may be, with an appropriate adjustment to the amount of such subsequent payments such that, prior to the end of such calendar year or portion thereof during the Lease Term, Tenant shall have paid Landlord’s entire estimate of the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof for such calendar year.
(b)    Within a reasonable time after the end of each calendar year, but no later than April 1, Landlord shall give Tenant a written statement of the amounts payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement. Failure by Landlord to give any notice or statement to Tenant under this section 3.2 shall not waive Landlord’s right to receive, and Tenant’s obligation to pay, the amounts payable by Tenant under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof. During the Lease Term, but in no event more often than once in any one (1) year period, Tenant or its authorized employee or representative shall have the right to inspect the books of Landlord relating to Operating Expenses and Property Taxes, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord’s office in the Project or at such other location as Landlord may designate, for the purpose of verifying the information in such statement; provided that, if Tenant utilizes an independent accountant to perform such review, then such accountant shall be one of national standing which is reasonably acceptable to Landlord and is not compensated on a contingency basis; and provided further that Tenant shall have no right to inspect such books pertaining to any given period more than ninety (90) days after Landlord shall have delivered the written statement pertaining to such period.
(c)    If the Lease Term ends on a day other than the last day of a calendar year, the amounts payable by Tenant under sections 3.1(b), 3.1(c), and 3.l(d)(ii) hereof applicable to the calendar year in which the end of the term occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including the date on which the end of the term occurs bears to three hundred sixty five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to section 3.2(b) hereof to be performed after such termination.
3.3    Tenant shall pay all monthly installments of Base Rent and monthly installments of Landlord’s estimates of amounts payable under sections 3.1(b), 3.1(c), and 3.1(d)(ii) hereof and monthly installments of the Allowance Rent (collectively, “Monthly Rent”) to Landlord, in advance, on or before the first day of each and every calendar month during the Lease Term, without notice, demand, deduction or offset, in lawful money of the United States of America. Landlord instructs Tenant to pay all such Monthly Rent to the address specified therefor in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect. If Tenant’s obligation to pay Base Rent hereunder commences on a day other than the first day of a calendar month, or if the Lease Term terminates on a day other than the last day of a calendar month, then the Base Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Upon signing this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent for the first full calendar month of the Term in which monthly Base Rent is payable, which amount Landlord shall apply to the Base Rent for such first full calendar month.
ARTICLE 4
Operating Expenses and Property Taxes Definitions
4.1    The following terms shall have the definitions herein specified:
(a)    “Operating Expenses” shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, replacement, maintenance or repair of the Project or providing services in accordance with this Lease, including, without limitation, the following: (i) salaries, wages, other compensation and benefits for personnel engaged in the

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management, operation, maintenance or repair of the Project; (ii) uniforms provided to such personnel; (iii) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any mortgage or deed of trust encumbering any portion of the Project; (iv) costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (v) water and sewer charges or fees; (vi) license, permit and inspection fees; (vii) sales, use and excise taxes on goods and services purchased by Landlord; (viii) telephone, delivery, postage, stationery supplies and other expenses; (ix) management fees and expenses, not materially exceeding management fees normally payable for comparable management services in comparable buildings in the Hacienda Business Park, Pleasanton, California market; (x) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Project; (xi) equipment lease payments; (xii) repairs and replacements to, and physical maintenance of, the Project (whether designated as capital costs or not), including costs incurred in connection with the parking areas serving the Project (including costs of painting, restriping, and resurfacing the parking areas of the Project) and costs incurred with respect to the repair or replacement of worn out or broken Building systems (including HVAC systems), equipment, facilities, parts and installations; (xiii) window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; (xiv) inspection or service contracts for elevator, electrical, mechanical and other Building equipment and systems; (xv) supplies, tools, materials and equipment used in connection with the management, operation, maintenance or repair of the Project; (xvi) accounting, legal and other professional fees and expenses (excluding legal fees incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); (xvii) painting the exterior or the public or common areas or the Project and the cost of maintaining the sidewalks, landscaping and other common areas of the Project; (xviii) the cost of furniture, draperies, carpeting and other customary and ordinary items of personal property (excluding paintings, sculptures or other works of fine art) provided by Landlord for use in common areas of the Project or in the Building office, such costs to be reasonably amortized as determined by Landlord; (xix) all costs and expenses resulting from work, labor, supplies, materials or services similar or in addition to, or in lieu of, any of the foregoing, or resulting from compliance with any laws, ordinances, rules, regulations or orders, or to comply with any amendment or other change to the enactment or interpretation of any applicable laws from its enactment or interpretation; (xx) Building office rent or rental value for office space reasonably necessary for the proper management and operation of the Project; (xxi) all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Project or the amount or validity of any Property Taxes; (xxii) reasonable depreciation as determined by Landlord on all personal property, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance or repair of the Project and on exterior window coverings provided by Landlord and carpeting in public corridors and common areas; and (xxiii) the cost, reasonably amortized as determined by Landlord, together with interest at the rate of seven percent (7%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance (calculated by using the useful life of such capital improvement), of all capital improvements made to the Project or capital assets acquired by Landlord that are (A) required to comply with any conservation program or required by any Legal Requirement (as defined in section 14.1 below) that is first enacted, or first interpreted to apply to the Project, after the date of this Lease or (B) performed primarily to reduce current or future operating costs, to upgrade Project security, to otherwise improve the operating efficiency of the Project, or for the protection of the health and safety of the occupants of the Project.
Operating Expenses shall not include (1) Property Taxes, (2) depreciation on the Project (except as specified above), (3) Intentionally Deleted, (4) real estate brokers’ commissions, (5) interest and the cost of capital improvements (except the cost of capital improvements and capital assets and interest thereon as specified above), (6) Direct Electrical Costs or any other amounts for which Tenant is billed pursuant to section 3.1(d) above, (7) attorneys’ fees and disbursements, incurred in connection with the leasing of space in the Building (including without limitation the enforcement of any lease or the surrender, termination or modification of any lease of space in the Building and any lease negotiations with prospective Building tenants), (8) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants, including any relocation costs, (9) wages or salaries paid to executive personnel of Landlord above the level of senior property manager or senior asset manager that are not providing full-time service at the Building, (10) advertising and promotional expenditures, (11) leasing commissions, finders fees and all other leasing expenses incurred in procuring tenants in the Building, (12) any items to the extent such items are required to be reimbursed to Landlord by Tenant or by other tenants or occupants of the Building or by third parties (other than by means of an escalation or expense pass-through provision similar to this section 4.1, (13) costs and expenses of special cleaning or other services of a type which are not Building standard but which are provided to any other tenant or occupant, (14) the cost of any new capital improvements (not replacement or upgrading of an existing item or the repairs/replacements permitted under clause (xii) above) which, by standard accounting principles, should be capitalized (except as otherwise expressly provided herein) other than the capital improvements provided in clause (xxiii) above, (15) any costs incurred in the ownership of the Building, as opposed to the operation and maintenance of the Building, including Landlord’s income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord’s business; preparation of income tax returns; corporation, partnership or other business form organizational expenses; franchise taxes; filing fees; or other such expenses, (16) brokerage commissions, origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing or transfer of the Building; (17) cost of repairs or replacements occasioned by fire, windstorm or other casualty (other than deductible amounts), the costs of which are required to be covered by insurance required to be maintained by Landlord under this Lease or reimbursed by governmental authorities in eminent domain; (18) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Project, to the extent that the costs of such services exceed market-based costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience; (19) penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord’s agents, contractors or employees, or the Project, of any applicable laws, or the payment terms and conditions of any lease or service contract covering space in the Project or Landlord’s obligations as owner of the Project (such as late payment penalties and interest on real estate taxes, late payment of utility bills); (20) any compensation paid to clerks, attendants or other persons in any commercial concession operated by Landlord in the Project from which Landlord receives any form of income whatsoever, whether or not Landlord actually makes a profit from such concession; and (21) cost and expenses incurred in connection with Hazardous Materials present in the Project as of the Lease Commencement Date, introduced into the Project by

Landlord or its affiliates, or their respective employees, agents, contractors contamination in the Building or any other tenant in the Project, or which may migrate to the Project, through no fault of Tenant, through air, water or soil.
Notwithstanding any other provision herein to the contrary, in the event the Project is not fully occupied during any calendar year, an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses that vary based on occupancy levels shall be computed for such year as though the Project had been fully occupied during such year. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. The Operating Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable and consistent manner over all expense years. To the extent certain Operating Expenses are solely attributable to the Building (but not the other building), Landlord shall have the right, at its sole discretion, to create a Cost Pool for such Building expenses, and Tenant’s Percentage Share for such expenses shall be 25.17%.
(b)    “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Project or any part thereof, any personal property used in connection with the Project and any taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent. Property Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property taxes. Property Taxes shall not include (i) net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes, or (ii) any tax, assessment, fee or charge paid by Tenant pursuant to section 5.1 hereof.
(c)    “Tenant’s Percentage Share” shall mean the percentage specified in the Basic Lease Information.
ARTICLE 5
Other Taxes Payable by Tenant
5.1    In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including, without limitation, all transit impact development fees, housing impact development fees and other payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of any equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any monthly rent or any additional rent payable under this Lease, including, without limitation, any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. If it is unlawful for Tenant to reimburse Landlord for any such taxes, assessments, excises, levies, fees or charges, the Base Rent payable prior to the imposition thereof shall be increased to provide Landlord the same net Base Rent after the imposition thereof as Landlord received prior to the imposition of such taxes, assessments, excises, levies, fees or charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Article 5 shall be deemed to be, and shall be paid as, additional rent.
ARTICLE 6
Use; Environmental Matters
6.1    Tenant shall use the Premises only for the purposes described in the Basic Lease Information for Tenant’s business and no other purpose whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any property insurance policy carried by Landlord for the Project, or will in any way increase the existing rate of, or cause a cancellation of, or affect any property or other insurance for the Project or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Project, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not bring into the Building any furniture, equipment, materials or other objects which overload the Building or any portion thereof.
6.2    Tenant may utilize certain hazardous substances in the Premises provided that the specific types, amounts and proposed uses of such hazardous substances will require the approval of Landlord (which approval Landlord shall not unreasonably withhold, condition or delay). In connection with any request by Tenant to utilize hazardous substances in the Premises, Tenant must demonstrate and document to Landlord’s reasonable satisfaction that all hazardous substances utilized by Tenant in the Premises (i)

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are necessary or useful to Tenant’s business, (ii) will be used, kept, and stored in a manner so as to prevent releases to the environment or exposure to people and in compliance with all environmental laws so brought or used or kept in or about the Premises, and (iii) Tenant obtains, at Tenant’s sole cost and expense, any environmental permits, plans or approvals required for its operations under this Lease and for the Premises, including, but not limited to Hazardous Materials Business Plans, Storm Water Pollution Prevention Plans, Spill Response Plans, Air Pollution Control Permits, Waste Discharge Requirements and NPDES Permits. Any such request by Tenant to utilize hazardous substances at the Premises shall be accompanied with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to such hazardous substances. Prior to bringing any hazardous substances on to the Premises of a type and quantity not previously approved by Landlord pursuant to this section 6.4, Tenant shall complete the Landlord’s Hazardous Substances Questionnaire in the form attached hereto as Exhibit F attached hereto and made a part hereof (a “Hazardous Substances Questionnaire”). Tenant hereby certifies to Landlord that the information set forth in any Hazardous Substances Questionnaire delivered to Landlord is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on such Hazardous Substances Questionnaire, if any.
6.3    Tenant’s business and operations, and in particular, its handling, storage, use and disposal of hazardous substances, shall at all times comply with all applicable laws and regulations. Tenant shall secure and abide by all permits or approvals necessary for Tenant’s operations on the Premises, and shall timely request renewals of any such permits or approvals. Tenant further agrees that Tenant will not permit any hazardous substances to come into contact with soil or groundwater under or around the Premises. Tenant will give or post all notices required by applicable laws concerning the presence in or on the Premises or the release of such hazardous substances from the Premises. If Tenant shall at any time fail to comply with this Article 6, Tenant shall immediately notify Landlord in writing of such noncompliance.
6.4    Any increase in the premiums for necessary insurance on the Building which arises from Tenant’s use and/or storage of hazardous substances shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.
6.5    Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time upon five (5) business days prior notice to Tenant, notwithstanding the above mentioned annual limitation. If it is established that Tenant has violated such Environmental Law then Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Article 6. Landlord’s entrance upon the Premises to inspect and perform samplings shall be subject to the provisions of section 17.1 of this Lease.
6.6    At Landlord’s option, Tenant shall perform any required or necessary investigation, repair, cleanup, removal or remedial action, corrective action, or detoxification of the Premises due to hazardous substances utilized in the Premises during the Term of this Lease. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with governmental authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant’s use of the Premises resulting from activities conducted pursuant to this section shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that cleanup extends beyond the termination of the Lease, then such cleanup period shall constitute a holding over in the Premises pursuant to section 26.1 until such cleanup is completed and any certificate of clearance or similar document provided for under applicable laws has been delivered to Landlord. Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with environmental laws. Tenant will promptly cure and have dismissed with prejudice any of those actions and proceedings relating to hazardous substances releases during Tenant’s occupancy of the Premises. Tenant will keep the Premises free of any lien imposed pursuant to any environmental laws relating to hazardous substances released or brought on the Premises by Tenant. Notwithstanding anything to the contrary contained in this Lease, under no circumstances shall Tenant have any responsibility for hazardous substances present as of the Commencement Date, or caused to be present at any time by Landlord, Landlord’s affiliates or their respective employees, agents, and contractors or any other occupant of space in the Project outside the Premises, or which may migrate into the Premises, Building or Project through air, water or soil, through no fault of Tenant.
6.7    Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises and the Building, at its sole cost and expense, any and all hazardous substances, including any equipment or systems containing hazardous substances, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises and/or the Building or any portion thereof by Tenant and/or any agents, employees, contractors, invitees or licensees of Tenant (such obligation to survive the expiration or sooner termination of this Lease).
6.8    For purposes of this Lease, the following definitions shall apply: “hazardous substance(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “environmental laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any hazardous substances or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any hazardous substances.
6.9    Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including reasonable attorneys’ fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Premises, of any hazardous substances introduced or permitted on or about or beneath the Premises by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. The liability of Tenant under this section 6.9 shall survive the termination of this Lease with respect to acts or omissions that occur before such termination.
ARTICLE 7
Services and Landlord’s Repair Obligations
7.1    Landlord shall maintain the public and common areas of the Project (such as lobbies, stairs, corridors and restrooms in the common areas, but not including any such areas located within any tenant’s premises), the roof and exterior elements of the Project, and the mechanical (heating, ventilating and air conditioning) and electrical systems of the Project in reasonably good order and condition. Any damage in or to any such areas, elements or systems caused by Tenant or any agent, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall reimburse Landlord therefor on demand, as additional rent. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of any access control service, device or personnel.
7.2    Landlord shall furnish the following utilities and services (“Basic Services”) for the Premises: (i) during Business Days (as defined in the Basic Lease Information), electricity for Building standard lighting and power suitable for the use of the Premises for ordinary general office purposes, (ii) during Business Hours (as defined in the Basic Lease Information) on Business Days, heat and air conditioning required in Landlord’s judgment for the comfortable use and occupancy of the Premises for ordinary general office purposes, and (iii) elevator service to the floor(s) of the Premises by non-attended automatic elevators. Notwithstanding the foregoing, however, Tenant may use water, heat, air conditioning, electric current, elevator and other services in excess of that provided in Basic Services (“Excess Services,” which shall include without limitation any power usage other than through existing standard 110-volt AC outlets; electricity and/or water consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant; chilled, heated or condenser water; or water used for any purpose other than ordinary drinking and lavatory purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Article 7. Landlord reserves the right to install in the Premises or the Building electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g. by temporary “check” meters or by survey).
7.3    Except for the cost of utilities (which are addressed in section 3.1(d) above), the cost of Basic Services shall be included in Operating Expenses. In addition, Tenant shall pay to Landlord upon demand (i) the cost, at Landlord’s prevailing rate, of any Excess Services used by Tenant, (ii) the reasonable cost of installing, operating, maintaining or repairing any meter or other device used to measure Tenant’s consumption of utilities, (iii) the cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in section 7.4 below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant, and (iv) any cost otherwise incurred by Landlord in keeping account of or determining any Excess Services used by Tenant. Landlord’s failure to bill Tenant for any of the foregoing shall not waive Landlord’s right to bill Tenant for the same at a later time.
7.4    If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises to exceed the normal occupancy for normal office and research and development use of the Premises, or (iii) any rearrangement of partitioning or other improvements, then at Tenant’s sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein “Temperature Balance Equipment”). Tenant agrees to keep closed, when necessary, draperies and/or window treatments which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower

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normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.
7.5    Landlord’s obligation to provide utilities and services for the Premises are subject to the Rules and Regulations of the Project, applicable laws (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord. In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future laws permitting the termination of this Lease due to such interruption, failure or inability. Landlord shall use commercially reasonable efforts to provide not less than five (5) days prior notice of any planned utilities or systems shut-down.
7.6    In the event any governmental authority having jurisdiction over the Project promulgates or revises any applicable laws or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively “Controls”) or in the event Landlord is required or elects to make alterations to the Project in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Project related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.
7.7    Tenant acknowledges that Landlord may, from time to time, be required to disclose certain information concerning the Building’s energy use pursuant to California Public Resources Code Section 25402.10 and the regulations promulgated pursuant thereto (collectively, together with any future law or regulation regarding disclosure of energy efficiency data with respect to the Building, “Energy Disclosure Regulations”). Tenant shall cooperate with Landlord with respect to any disclosure and/or reporting requirements pursuant to any Energy Disclosure Regulations. Without limiting the generality of the foregoing, Tenant shall, within ten (10) days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with the Energy Disclosure Regulations, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant’s name, the number of employees working within the Premises, the operating hours for Tenant’s business in the Premises, and the type and number of equipment operated by Tenant in the Premises. Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Regulations), and any third parties to whom Landlord is required to make the disclosures pursuant to the Energy Disclosure Regulations. Tenant agrees that none of the Landlord Parties (as defined below) shall be liable for any loss, cost, damage, expense or liability related to Landlord’s disclosure of such information provided by Tenant. In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this paragraph shall be, to the best of Tenant’s knowledge, true and correct in all material respects and Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with or arising from any breach of the foregoing representation and/or Tenant’s failure to timely provide any information requested by Landlord pursuant to this paragraph.
ARTICLE 8
Alterations
8.1    Tenant shall not make any alterations, additions, modifications or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto (collectively, “Alterations”), without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, Tenant may make such Alterations without Landlord’s consent only if the total cost is Five Thousand Dollars ($5,000.00) or less and it will not affect in any way the structural, exterior, entry or roof elements of the Project or the Premises, or the mechanical, electrical, plumbing, utility or life safety systems of the Project, but Tenant shall give prior written notice of any such Alterations to Landlord. All Alterations (except the Tenant Improvements to be constructed or installed by Landlord pursuant to Exhibit B) in or to the Premises to which Landlord consents shall be made by Tenant at Tenant’s sole cost and expense as follows:
(a)    Tenant shall submit to Landlord, for Landlord’s prior written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the basic Building shell or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord in Landlord’s reasonable discretion. Landlord shall respond to Tenant’s plans and specifications (and to any resubmittal of plans) within ten (10) business days of Landlord’s receipt thereof; provided that Landlord’s non-response shall be deemed disapproval of the plans and specifications. Landlord may also require, as a condition to its consent to any Alterations, that any architect retained by Tenant in connection with such Alterations be certified as a Certified Access Specialist (CASp), and that following the completion of such Alterations, such architect shall certify the Premises as meeting all applicable construction-related accessibility standards pursuant to California Civil Code section 55.53. Tenant shall provide Landlord advance written notice of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications. Landlord shall notify Tenant in writing whether Landlord approves or disapproves such architect(s) and engineer(s) within ten (10) business days of request. Landlord’s approval or consent to any such work shall not impose any liability upon Landlord, and no action taken by Landlord in connection with such approval, including, without limitation, attending construction meetings of Tenant’s contractors, shall render Tenant the agent of Landlord for purposes of constructing any Alterations.

(b)    If Landlord disapproves such plans and specifications, or any portion thereof, Landlord shall notify Tenant of such disapproval and of the revisions which Landlord requires in order to obtain Landlord's approval within a reasonable period of time (and in any event no more than ten (10) business days following submittal of request). Thereafter, Tenant shall submit to Landlord revised plans and specifications incorporating the revisions required by Landlord. Such revisions shall be subject to Landlord's prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.
(c)    Tenant shall pay for all work (including, without limitation, the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the Alterations. Tenant shall engage responsible licensed contractor(s) approved in writing by Landlord to perform all work. Tenant shall provide Landlord advance written notice of the contractors, subcontractors, mechanics and materialmen whom Tenant proposes to engage for the work, all of which shall be licensed in the State in which the Project is located and capable of being bonded. Landlord shall notify Tenant in writing whether Landlord approves or disapproves such contractor(s) within a reasonable period of time (and in any event no more than ten (10) business days following submittal of request). All contractors and other persons shall at all times be subject to Landlord's control while in the Project. In connection with proposed Alterations the estimated costs of which is estimated to exceed $100,000, Landlord shall have the right to require that Tenant post such security for the payment of the Alterations as Landlord reasonably determines is necessary and Landlord shall also have the right to require that any such contractor engaged by Tenant shall, prior to commencing work in the Premises, provide Landlord with a performance bond and a labor and materials payment bond from a surety reasonably acceptable to Landlord in the amount of the contract price for the work naming Landlord and Tenant (and any other person designated by Landlord) as co obligees. Prior to the commencement of any Alterations, if required by Landlord, Tenant shall provide Landlord with evidence that Tenant carries “Builder's All Risk” insurance in form and amount approved by Landlord covering such Alterations. Under no circumstances shall Landlord be liable to Tenant for any liability, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work. In addition, Tenant acknowledges and agrees that any and all Alterations have not been expressly or impliedly required as a condition to the execution of this Lease for the use of the Premises permitted under this Lease or in lieu of payment of rent.
(d)    Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least ten (10) days prior to such date(or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall cause all work to be performed by the licensed contractor(s) approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and in accordance with the plans and specifications approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and in full compliance with all applicable codes, laws, ordinances, rules and regulations.
(e)    All changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant's architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. If Landlord disapproves such change, Landlord shall, within five (5) days of submittal, specify in writing the reasons for disapproval and such plans and specifications shall be revised by Tenant and resubmitted to Landlord for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.
(f)    Tenant shall pay Landlord on demand prior to or during the course of construction of any Alterations an amount (the “Supervision Fee”) equal to four percent (4%) of the total cost of such Alteration (and for purposes of calculating the Supervision Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for Landlord's review of the plans and specifications for such Alterations and general oversight of the construction. Notwithstanding anything to the contrary contained in this Lease, the Supervision Fee payable to Landlord in connection with the Tenant Improvements shall be two and one half percent (2.5%) of the amount of the approved Work Cost Estimate described in Exhibit B). In addition, Tenant shall pay to Landlord any direct costs incurred by Landlord with respect to any Alterations made by Tenant (beyond the normal services provided to tenants in the Project) and shall reimburse Landlord for all out-of-pocket expenses incurred by Landlord in connection with the review, approval and supervision of such Alterations.
8.2    All Alterations, including, without limitation, carpeting and all other improvements made pursuant to Exhibit B, if any, whether temporary or permanent in character, made in or to the Premises either by Tenant or by Landlord shall become part of the Project and Landlord's property; provided that any improvements made pursuant to Exhibit B, and any Alterations, to the extent paid for by Tenant, shall remain the property of the Tenant during the Term of this Lease. At Landlord's sole election any or all Alterations made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear excepted. The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord, in which event Tenant shall pay the general contractor's fees and costs in connection with such work. Movable furniture, equipment, trade fixtures and personal property (except partitions) shall remain the property of Tenant and Tenant shall, at Tenant's expense, remove all such property from the Project at the end of the Lease Term. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 8.2 to be performed after such termination. Upon Tenant's express written request making specific reference to this section 8.2, Landlord shall advise Tenant at the time of Landlord's approval of any Alteration requested by Tenant (or within ten (10) business days after receipt of Tenant’s notice to Landlord with respect to those Alterations not requiring Landlord's approval) whether Landlord will require the removal of the Alteration and restoration of the Premises to its previous condition at the expiration or sooner termination of this Lease. Landlord's failure to expressly waive in writing Tenant's removal obligation as to any Alterations shall preserve Landlord's right to make its foregoing election with respect to such Alterations.

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8.3    Tenant hereby acknowledges that notwithstanding anything contained herein to the contrary, Landlord is not and shall not be deemed to be a “participating owner” with respect to any Alterations (including, without limitation, the improvements made pursuant to Exhibit B, if any) made in or to the Premises. Prior to commencement of any work at the Premises under a contract signed by Tenant, Tenant shall obtain from all contractors, subcontractors, major materialmen and suppliers performing work in the Premises for Tenant a writing or writings duly executed by authorized representatives of such contractors, subcontractors, major materialmen or suppliers containing the following language or substantially identical provisions:
“Contractor acknowledges and agrees that it is performing a work of improvement on a Tenant's leasehold interest and agrees to limit any right to impose a mechanic's or materialman's lien to Tenant's leasehold interest. Contractor further agrees that the work of improvement is not being performed at Landlord's insistence, is not being performed for the benefit of Landlord or Landlord's ownership (fee) interest, and that Landlord is not directing Contractor's work. Contractor further agrees that Landlord is not participating in the work of improvement or in Tenant's enterprise. Contractor further agrees that it will provide Landlord with written notice of commencement of work within three (3) business days following commencement, so that Landlord may timely post a Notice of Non-Responsibility. Contractor waives and relinquishes the benefit of the “participating owner” doctrine as stated in California law, and further waives and relinquishes any right it may otherwise have had to impose any mechanic's or materialman's lien on Landlord's ownership interest in the property.”
ARTICLE 9
Liens
9.1    Tenant shall keep the Premises and the Project free from mechanics', materialmen's and all other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Project and the Premises from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Project from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.
ARTICLE 10
Tenant's Maintenance and Repairs
10.1    Tenant shall, at all times during the Lease Term and at Tenant's sole cost and expense, maintain and repair the Premises and every part thereof (including, without limitation (i) any portions of the Buildings systems located within and/or exclusively serving the Premises, (ii) any supplemental systems exclusively serving the Premises (including air-conditioning systems or power generators, regardless of whether they are located inside or outside the Premises), and (iii) any equipment used in connection with the Premises and installed specifically for Tenant) and all equipment, fixtures and improvements therein and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant hereby waives all rights under California Civil Code section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code section 1942 or any other law, statute or ordinance now or hereafter in effect. Except as otherwise expressly set forth in this Lease, Landlord has no obligation and has made no promise to alter, remodel, improve, repair, maintain, decorate or paint the Premises, the Building or the Project or any part thereof or any equipment, fixtures or improvements therein. Except as otherwise expressly set forth in this Lease, no representations respecting the condition of the Premises, the Building or the Project have been made to Tenant either by Landlord or by any real estate broker. Tenant's obligation to keep the Premises and every part thereof and all equipment, fixtures and improvements located therein and/or exclusively serving the Premises in good condition and repair in accordance with this section 10.1 is part of the consideration for Landlord's leasing the Premises to Tenant.
ARTICLE 11
Damage or Destruction
11.1    If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the Lease Term, within forty-five (45) days of the date of the damage Landlord shall give Tenant notice of Landlord's reasonable estimate of the time required from the date of the damage to repair the damage (the “Damage Estimate”). If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the Lease Term, and this Lease is not terminated pursuant to sections 11.2 or 11.3 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty (provided that Landlord shall have no obligation to restore any above-Building standard improvements or Alterations in the Premises, unless the cost thereof is paid by Tenant in advance of such restoration, or any Alterations made by or for Tenant in the Premises following the Commencement Date) and this Lease shall, subject to the provisions of this Article 11, remain in full force and effect. If such fire or other casualty damages the Premises or common areas of the Project necessary for Tenant's use and occupancy of the Premises and Tenant ceases to use any portion of the Premises as a result thereof, then during the period the Premises are rendered untenantable by such damage Tenant shall be entitled to a reduction in Monthly Rent (other than Allowance Rent, except to the extent that Landlord's rent loss insurance covers such Allowance Rent) in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises or Alterations made by or for Tenant in the Premises following the Commencement Date. Tenant shall, at Tenant's sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures, personal property and any Alterations made by or for Tenant in the Premises following the Commencement Date. Such repair and replacement by Tenant shall be done in accordance with Article 8 hereof. Tenant hereby waives California Civil Code sections 1932(2) and 1933(4), or any successor statute, providing for termination of hiring upon destruction of the thing hired.
11.2    If the Project or the Premises, or any part thereof, is damaged by fire or other casualty and (a) such fire or other casualty occurs during the last twelve (12) months of the Lease Term and the Damage Estimate is more than two (2) months, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof, or (c) the Damage Estimate is more than six (6) months, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given.
11.3    If the Project or the Premises, or any part thereof, is damaged by fire or other casualty and (a) such fire or other casualty occurs during the last twelve (12) months of the Lease Term and the Damage Estimate is more than two (2) months, or (b) the Damage Estimate is more than two hundred seventy (270) days, then, in any such event, Tenant shall have the right, by giving written notice to Landlord within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given.
ARTICLE 12
Subrogation
12.1    Each party hereto hereby releases the other party and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Project, the Building or the Premises or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Project that is caused by or results from risks insured against under any fire and extended coverage insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable). For purposes of this section 12.1, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to section 13.2 but not actually carried by Tenant, and Landlord shall be deemed to carry full replacement cost standard fire and extended coverage policies on the Project. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.
ARTICLE 13
Indemnification and Insurance
13.1    Tenant hereby waives all claims against Landlord, Landlord's members, partners, shareholders, trustees, and beneficiaries, the Project's property manager, and Landlord's asset manager, and their respective officers, directors, agents, servants, employees and independent contractors (collectively, the “Landlord Parties”), for damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises, the Building or the Project arising at any time and from any cause whatsoever other than by reason of the gross negligence or willful misconduct of any Landlord Parties or Landlord's breach of this Lease. Tenant further assumes all risk of, and agrees that Landlord and the Landlord Parties shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) sustained as a result of the Premises not having been inspected by a Certified Access Specialist (CASp). Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with or arising from (a) any cause whatsoever in, on or about the Premises or any part thereof arising at any time other than solely by reason of the gross negligence or willful misconduct of any Landlord Parties or Landlord’s breach of this Lease, or (b) any act or omission of Tenant or its agents, employees, contractors, invitees or licensees in, on or about any part of the Project other than the Premises, or (c) any breach by Tenant of the terms of this Lease. This Article 13 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.
13.2    Tenant shall, at Tenant's sole cost and expense, obtain and keep in force during the term of this Lease the following insurance:
(a)    Workers' compensation and employers' liability insurance policies with a minimum limit of $1,000,000. The policies shall contain a Waiver of Subrogation endorsement in favor of the Landlord Parties.
(b)    Automobile liability insurance policy containing liability symbol “1” (any automobile), including owned, non-owned and hired automobiles, with a combined single limit of $2,000,000 for bodily injury and property damage or equivalent approved by Landlord.
(c)    An occurrence form commercial general liability insurance policy with coverage at least as broad as ISO form CG0001 with limits of not less than $2,000,000 combined single limit, each occurrence and aggregate, and will not provide for a self-insured retention or deductible in excess of $25,000. Such insurance shall include Legal Liability limits of $1,000,000 per occurrence, and $2,000,000 products/completed operations coverage and such insurance shall be primary insurance as respects any claims, losses or liability arising directly or indirectly from the Tenant's operations and/or occupancy, and any other insurance maintained by Landlord shall be excess and not contributory with the insurance required hereunder. Said insurance policies shall include an endorsement, providing that the Landlord Parties and their officers and employees are additional insured using CG 2011 or

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comparable wording. The Additional Insured(s) endorsement shall be at no cost to Landlord or the other additional insured(s). All such insurance shall insure the performance by Tenant of the indemnity agreement set forth in section 13.1 hereof.
(d)    Umbrella liability insurance policy with a limit of not less than $5,000,000 or such higher limit as may be required by Landlord. The policy shall provide excess coverage over Tenant’s Employers' Liability, Automobile Liability and Commercial General Liability coverages.
(e)    Insurance policy for full replacement cost of Tenant's movable furniture, equipment, trade fixtures and personal property in the Premises and any Alterations made by or for Tenant after the Commencement Date, with special form cause of loss (including earthquake and flood if applicable) with agreed value endorsement. Loss of business income and continuing expense coverage will be included for a minimum of 12 months rental value. All amounts received by Tenant under the insurance specified in this section 13.2 shall first be applied to the payment of the cost of the repair and replacement Tenant is obligated to do under Article 11 hereof.
13.3    Landlord reserves the right to increase the amounts of coverage specified in section 13.2 above from time to time as required by Landlord's lender (provided, however, that Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant). In addition, Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as determined by Landlord (which insurance coverages may be greater than those set forth in section 13.2 above and which may include types of insurance not specified above with respect to Tenant but shall not be greater than that typically required by landlords of comparable properties in Hacienda Business Park, Pleasanton, CA) and as to which Landlord and such other parties designated by Landlord shall be additional insureds.
13.4    All insurance required under this Article 13 and all renewals thereof shall be issued by good and responsible companies rated not less than A-:VIII in Best's Insurance Guide and qualified to do and doing business in the State in which the Building is located. Each policy, other than Tenant's workers' compensation insurance, shall: (a) provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired; (b) protect Tenant, as named insured, and Landlord and all the other Landlord Parties and any other parties designated by Landlord, as additional insureds, using such ISO or other form of endorsement as directed in writing by Landlord; (c) shall insure Landlord's and such other parties' contingent liability with regard to acts or omissions of Tenant; (d) include all waiver of subrogation rights endorsements necessary to effect the provisions of Article 12 above; (e) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Landlord Parties by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant; (f) specifically include all liability assumed by Tenant under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant's indemnity obligations under this Lease); and (g) if subject to deductibles, shall provide for deductible amounts not in excess of those approved in advance in writing by Landlord in its reasonable discretion. Tenant shall deliver certificates of insurance, acceptable to Landlord, to Landlord at least ten (10) days before the Commencement Date and at least ten (10) days before expiration of each policy. In addition, upon the issuance thereof, Tenant shall deliver each such policy or a certified copy thereof to Landlord for retention by Landlord, If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.

ARTICLE 14
Compliance With Legal Requirements
14.1    Tenant shall, at its sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any direction or certificate of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises or the operation, use or maintenance of any equipment, fixtures or improvements in the Premises (collectively, “Legal Requirements”), excluding requirements of structural changes or capital improvements not related to or affected by Tenant's acts or use of the Premises or by Alterations made by or for Tenant.
ARTICLE 15
Assignment and Subletting
15.1    Except in connection with a Permitted Transfer (defined below), Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. For purposes of this Lease, any of the following transfers on a cumulative basis, other than any Permitted Transfer, shall constitute an assignment of this Lease that requires the prior written consent of Landlord: if Tenant is a corporation, the transfer of more than forty-nine percent (49%) of the stock of the corporation; if Tenant is a partnership or a limited liability company, the transfer of more than forty-nine percent (49%) of the capital or profits or partnership or membership interests in the partnership or limited liability company; and if Tenant is a trust, the transfer of more than forty-nine (49%) of the beneficial interest under the trust. Any of the foregoing acts (other than any Permitted Transfer) without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease.
15.2    If Tenant wishes to assign this Lease or sublease all or any part of the Premises, other than in connection with a Permitted Transfer, Tenant shall provide Landlord written notice identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease, and a copy of all documentation pertaining to such assignment or sublease (except that Landlord shall have the right to require that Tenant and such assignee or subtenant execute Landlord's standard reasonable form of consent document). Tenant shall give Landlord such additional information as Landlord reasonably requests concerning the intended assignee or subtenant (including, without limitation, current financial statements) or the intended assignment or sublease. Without limiting or excluding other reasonable grounds for withholding Landlord's consent to a proposed assignment or sublease, Landlord shall have the right to withhold consent if (a) the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is not consistent with the character and nature of other tenants and uses in the Project or is prohibited by this Lease or any laws, covenants, or restrictions applicable to the Project, (b) it is not demonstrated to the satisfaction of Landlord that the proposed assignee or subtenant has good business and moral character and reputation and is financially able to perform all of the obligations of Tenant under this Lease (in the case of an assignment) or the sublease it intends to enter into, (c) the assignment or subletting would increase the operating costs for the Project or the burden on the Project services, (d) the space will be used for a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, or any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), (e) the proposed assignee or subtenant is a current tenant of the Project or a prospective tenant of the Project and Landlord has or will have available space in the Project that is reasonably comparable to the Premises or the portion thereof subject to such subletting, as applicable, or that otherwise meets such prospective tenant’s needs, or the proposed assignee or subtenant is a current tenant of the Project and Landlord has or will have available space in the Project that is reasonably comparable to the Premises or the portion thereof subject to such subletting, as applicable, or that otherwise meets such prospective tenant’s needs, or (f) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings.
15.3    Notwithstanding anything to the contrary in this Article 15, if Tenant wishes to assign this Lease or sublease all or any part of the Premises, except in connection with any Permitted Transfer, Landlord shall have the right, by giving notice to Tenant within thirty (30) days after Tenant requests the consent of Landlord (i) in the event of an assignment of this Lease, to terminate this Lease effective as of the date such assignment would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease), or (ii) in the event of a sublease (A) to sublet from Tenant any portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, but at the lesser of the proposed sublease rent or the same rent (including additional rent as provided for in sections 3.1(b) and (c) above) as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata square footage basis, and during the term of such sublease Tenant shall be released of its obligations under this Lease with regard to the subject space or (B) to terminate this Lease as it pertains to the portion of the Premises so proposed by Tenant to be sublet effective as of the date such sublease would have become effective (and such termination date shall become the Expiration Date for purposes of this Lease with respect to such portion of the Premises). In event that Landlord exercises the rights provided in this section 15.3 to recapture a portion of the Premises, then the cost of demising such recaptured space from the remainder of the Premises (including, without limitation, the separation of utilities) shall be at Tenant's sole cost and expense.
15.4    Tenant shall pay to Landlord, as Landlord's cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of $750.00 for the cost of Landlord's administrative, accounting and clerical time (collectively, “Processing Costs”), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and

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cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.
15.5    No assignment, sublease, pledge, mortgage, hypothecation or other transfer, nor any consent by Landlord to any of the foregoing, shall release Tenant from any of Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay rent and to perform all other obligations to be performed by Tenant hereunder (and Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against such assignee, subtenant or successor), or shall be deemed to be a consent to any subsequent pledge, mortgage, hypothecation, assignment, sublease, or occupation or use by another person. Tenant hereby acknowledges and agrees, and any instrument by which an assignment or sublease is accomplished shall expressly provide: (a) that the assignee will perform and observe all the agreements, covenants and conditions to be performed and observed by Tenant under this Lease as and when performance and observance is due after the effective date of the assignment and subtenant shall agree not to cause a default under the terms of this Lease, (b) that Landlord will have the right to enforce such agreements, covenants and conditions directly against such assignee or subtenant, (c) in the case of a sublease, the subtenant shall, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (d) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (e) in the case of a sublease, the subtenant acknowledges that its sublease is subordinate to the terms of this Lease. Any assignment or sublease without an instrument containing the foregoing provisions shall be void and shall, at the option of Landlord, constitute a default under this Lease. No assignment or sublease other than a Permitted Transfer shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease (and any standard form of consent document required by Landlord) has been delivered to Landlord, together with the written consent to such assignment or sublease of any guarantor of Tenant's obligations hereunder, if any, and certificates evidencing that such subtenant or assignee is carrying all insurance coverage required under this Lease has been provided to Landlord.
15.6    If Landlord consents in writing, then as condition to and in consideration for such consent, all “excess rent” (as hereinafter defined) derived from such assignment or sublease shall be divided and paid fifty percent (50%) to Tenant and fifty percent (50%) to Landlord during each month of the sublease term. Landlord's share of such excess rent shall be computed monthly and shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent following Tenant's receipt thereof. Tenant shall pay Landlord's share of such excess rent to Landlord promptly after such excess rent is received by Tenant. As used in this section 15.6, “excess rent” shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, for any given month exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease for such month (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less the reasonable costs paid by Tenant for brokers' commissions and attorneys' fees and rent concessions made and improvements costs incurred in connection with such sublease or assignment, which costs shall be amortized without interest over the term of such assignment or sublease. As a condition to Tenant recapturing its assignment or subletting costs as provided herein, Tenant shall provide to Landlord, within thirty (30) days of Landlord's execution of Landlord's consent to the assignment or subletting, a detailed accounting of such costs and reasonable supporting documents.
15.7    Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) treat such sublease as canceled and repossess the entire Premises by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall be in default beyond any applicable cure period under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any subtenant to make all payments under or in connection with a sublease directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such subtenant shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.
15.8    Notwithstanding anything to the contrary in section 15.1, 15.2, 15.3, 15.4, and 15.6 but subject to sections 15.5 and 15.7, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant's parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, and the power to direct the management of, the relevant entity), or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant's parent, or to any person or entity which acquires all or substantially all the assets of Tenant as a going concern (including by means of a purchase of all or substantially all of Tenant's stock) (collectively, an “Affiliate”), provided that (i) Landlord receives at least ten (10) days' prior written notice of the assignment or subletting, together with evidence that the requirements of this section 15.8 have been met (provided, however, if Tenant is prohibited by law from making such disclosure to Landlord, such notice may be provided within ten (10) business days following the closing), (ii) the Affiliate's net worth is not less than Tenant's net worth as of the date of this Lease or as of the date immediately prior to the assignment or subletting (or series of transactions of which the same is a part), whichever is greater, (iii) the Affiliate has proven experience in the operation of a first-class business of a type consistent with the use of the Building as a first-class Building, (iv) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part (e.g. a merger) and where such assignor makes sufficient reserves for contingent liabilities (including its obligations under this Lease) as required by applicable law, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (v) the Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason, (vi) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate, (vii) in the case of an assignment by means of a purchase of all or substantially all of Tenant's stock, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment (by any means), or a sublease, the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein, and (viii) in the case of a sublease, the Affiliate executes and Tenant delivers to Landlord a fully executed counterpart of Landlord's waiver and acknowledgement form for an Affiliate sublease. Each of the transfers permitted by this Section 15.8 shall be a “Permitted Transfer”. In addition, a sale or transfer of the memberships, interests, shares, or stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant and does not result in a change in the CEO or President of Tenant, (2) such sale or transfer occurs among those holding the memberships, interests, shares or stock as of the date of this Lease and does not result in a change in the persons responsible for the day-to-day management of Tenant, or (3) Tenant is, or in connection with the proposed transfer becomes, a publicly traded entity. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.
ARTICLE 16
Rules and Regulations
16.1    Tenant shall faithfully observe and comply with the rules and regulations (the “Rules and Regulations”) set forth in Exhibit C and, after notice thereof, all modifications thereof and additions thereto from time to time made in writing by Landlord. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Project with any Rules and Regulations.
ARTICLE 17
Entry by Landlord
17.1    Landlord shall have the right to enter the Premises at any time, and upon reasonable advance notice (provided that no advance notice need be given if an emergency (as determined by Landlord in its good faith judgment) necessitates an immediate entry or prior to entry to provide routine janitorial services), to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or, in the last nine (9) months of the Term, to tenants, (c) determine whether Tenant is performing all of its obligations hereunder, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Project, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant and approved in writing by Landlord in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.
ARTICLE 18
Events of Default
18.1    The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:
(a)    Tenant fails to pay any Monthly Rent as and when such rent becomes due and payable and such failure continues for more than three (3) days; or
(b)    Tenant fails to pay any other additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the third (3rd) such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or
(c)    Tenant fails to perform or observe    any agreement, covenant or condition according to the provisions of Articles 6, 9,15, 22 or 25 of this Lease as and when performance or observance is due and such failure continues for more than two (2) business days after Landlord gives written notice thereof to Tenant; or
(d)    Tenant fails to perform or observe    any other agreement, covenant or condition of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement, covenant or condition, such failure cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure within a reasonable time; or
(e)    Tenant or any guarantor of Tenant's obligations under this Lease (i) is generally not paying its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant (or such guarantor) or of any substantial part of Tenant's (or such guarantor's) property, or (v) takes action for the purpose of any of the foregoing; or

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(f)    A court or governmental authority of competent jurisdiction enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant (or any guarantor of Tenant's obligations under this Lease) or with respect to any substantial part of Tenant’s (or such guarantor's) property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Tenant (or such guarantor), or if any such petition is filed against Tenant (or such guarantor) and such petition is not dismissed within sixty (60) days; or
(g)    This Lease or any estate of Tenant or any guarantor of Tenant’s obligations under this Lease hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or
(h)    Tenant abandons the Premises; or
(i)    Any guarantor of Tenant's obligations under this Lease fails to perform or observe any agreement, covenant or condition of the guaranty to be performed or observed by such guarantor as and when performance or observance is due and such failure continues for more than ten (10) days after Landlord gives written notice thereof to such guarantor.
ARTICLE 19
Remedies Upon Default
19.1    Landlord shall have the remedy described in California Civil Code section 1951.2. If an Event of Default occurs, Landlord at any time thereafter shall have the right to give a written termination notice to Tenant (which may be included in a single notice given by Landlord under section 18.1 hereof) and on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:
(a)    The worth at the time of award of all unpaid rent which had been earned at the time of termination;
(b)    The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
(c)    The worth at the time of award of the amount by which all unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and
(d)    All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the Interest Rate (as defined in section 31.2 below). The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.
19.2    Landlord shall have the remedy described in California Civil Code section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this Lease and an Event of Default has occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.
19.3    The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
19.4    If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default; provided, however, that if such default cannot reasonably be cured within such period of thirty (30) days, a default by Landlord shall not exist as long as Landlord commences with due diligence and dispatch the curing of such default within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such default within a reasonable time. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages. Notwithstanding any other provision of this Lease, neither Landlord nor any of the other Landlord Parties shall have any personal liability under this Lease. In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Project, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord or any of the other Landlord Parties.
ARTICLE 20
Landlord's Right to Cure Defaults
20.1    All agreements to be performed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money required to be paid by Tenant hereunder or fails to perform any other act on Tenant's part to be performed hereunder within ten (10) days following notice from Landlord, Landlord shall have the right, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Interest Rate. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.
ARTICLE 21
Eminent Domain
21.1    If a material part of the Premises is taken for a period in excess of one hundred eighty (180) days by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 21.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 21.1, or if less than a material part of the Premises is so taken, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof shall be reduced as of the date of such taking in the proportion that the usable area of the Premises so taken bears to the total usable area of the Premises (but the Allowance Rent shall not be reduced). If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the Lease Term, this Lease shall terminate as of the date of such taking.
21.2    If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 21.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired Lease Term. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant’s business, or for removal and relocation expenses, but only if such share does not reduce the amount otherwise payable to Landlord.
21.3    Notwithstanding anything to the contrary contained in this Article 21, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and amounts payable under sections 3.1(b) and 3.1(c) hereof (but not the Allowance Rent) shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
21.4    As used in this Article 21, a “taking” means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain. Tenant hereby waives any and all rights it might otherwise have pursuant to section 1265.130 of the California Code of Civil Procedure.
ARTICLE 22
Subordination to Mortgages
22.1    This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord's interest or estate therein (any of the foregoing being a “Superior Interest”), all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord. Tenant hereby acknowledges that, after the date hereof, Landlord may obtain secured financing for the Building secured by a mortgage or deed of trust. If any lender secured or to be secured by a mortgage or deed of trust should require, as a condition to such financing, either execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, or any modification of the agreements, covenants or conditions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement or modification as required by such lender within ten (10) days after receipt thereof; provided, however, that no such modification shall affect the length of the Lease Term or increase the rent payable by Tenant under Article 3 hereof. Landlord shall request that the holder of any Superior Interest created after the date of this Lease execute a written “non-disturbance agreement” in favor of Tenant providing that if Tenant is not in default under this Lease beyond any applicable grace period, such party will recognize this Lease and Tenant's rights hereunder and will not disturb Tenant's possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof; provided that if, in order to obtain such non-

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disturbance agreement Landlord is required to expend any sum, Landlord shall so notify Tenant and Tenant may elect to pay such sum or to withdraw Tenant's request for such non-disturbance agreement. In no event shall Landlord be required to expend any sums in connection therewith. The failure of any such holder of a Superior Interest to execute and deliver such a non-disturbance agreement upon Landlord's request shall not constitute a default hereunder by Landlord, it being understood that Landlord's sole obligation is to request in good faith the execution and delivery of such agreement.
ARTICLE 23
Surrender of Premises; Ownership and Removal of Trade Fixtures
23.1    No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such subtenants or subtenancies.
23.2    Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 23 and section 8.2 above, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession, ordinary wear and tear and damage thereto by fire or other casualty excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions, voice and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed; provided, however, that in lieu of removing certain cabling, Tenant shall, at Landlord's request, abandon and leave in place, without additional payment to Tenant or credit against rent, any cabling (including conduit) designated by Landlord and installed in the Premises or elsewhere in the Project by or on behalf of Tenant (including all connections for such cabling), in a neat and safe condition in accordance with the requirements of all applicable Legal Requirements, including the National Electric Code or any successor statute, and terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box. Any such property not so removed by Tenant shall be deemed to be abandoned and at the option of Landlord shall either (a) become Landlord’s property without any payment to Tenant or (b) remain Tenant's property, but Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner, provided that any proceeds realized from the sale of Tenant's property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations under this Lease (including, without limitation, past due rent amounts and any termination damages owing by Tenant to Landlord pursuant to Article 19 hereof), and any remaining balance shall be returned to Tenant.
ARTICLE 24
Sale
24.1    If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner. All liabilities and obligations on the part of the original Landlord or such successor owner that accrued before the sale or conveyance shall remain the responsibility of the original Landlord or such successor owner. This Article 24 shall survive termination of the Lease.
ARTICLE 25
Estoppel Certificate
25.1    At any time and from time to time, Tenant shall, within ten (10) business days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default hereunder, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.
ARTICLE 26
Holding Over
26.1    Any holding over after the expiration or other termination of the Lease Term without the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy at sufferance. Any holding over after the expiration or other termination of the Lease Term with the express written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month only, and shall be on all the terms set forth herein, except that the monthly Base Rent shall be an amount equal to one hundred fifty percent (150%) of the monthly Base Rent payable for the last full month of the Lease Term (without giving consideration to any period of abatement arising as a result of the occurrence of any casualty or for any other reason). Acceptance by Landlord of any rent after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the Lease Term. The provisions of this section are in addition to, and do not affect, Landlord’s right to re-entry or other rights hereunder or provided by law.
26.2    Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, attorneys’ fees, incurred by or asserted against Landlord and arising directly or indirectly from Tenant’s failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.
ARTICLE 27
Letter of Credit
27.1    Concurrently with Tenant’s execution and delivery of this Lease, as security for the performance by Tenant of Tenant’s obligations hereunder, Tenant shall cause to be delivered to Landlord an original irrevocable standby letter of credit (the “Letter of Credit”) in the amount of $400,000.00 (the “Letter of Credit Amount”), naming Landlord as beneficiary. The Letter of Credit shall be issued by a Qualified Bank (as defined below) and have an expiration date not earlier than the sixtieth (60th) day after the Expiration Date, or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof, and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. In addition, the Letter of Credit shall provide that, in the event of Landlord’s assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for payment to Landlord upon the issuer’s receipt of a sight draft from Landlord together with Landlord’s certificate certifying that Landlord is entitled to draw upon the Letter of Credit as a result of a Letter of Credit Draw Event, and with no other conditions, shall be in the form attached hereto as Exhibit D, and otherwise be in form and content satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than the Expiration Date, then throughout the term of this Lease (including any renewal or extension of the term) Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires.
27.2    As used herein, “Qualified Bank” shall mean Silicon Valley Bank or other commercial bank (1) that is acceptable to Landlord and is solvent, nationally recognized, and has a local San Francisco Bay Area office which will negotiate or pay letters of credit, (2) which accepts deposits and maintains accounts, (3) that is chartered under the laws of the United States, any State thereof, or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation, and (4) which has a long term rating from Standard and Poor’s Financial Services, LLC of not less than “BBB+” and a long term rating from Moody’s Investors Service, Inc, of not less than “A2” (or in the event such ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service or such other rating service as is reasonably acceptable to Landlord) (collectively, the “Bank’s Credit Rating Threshold”).
27.3    Landlord, or its then authorized representatives, shall have the right to draw down an amount up to the face amount of the Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the security for the performance of Tenant’s obligations under this Lease, if any of the following shall have occurred or be applicable (each of the following being an “Letter of Credit Draw Event”): (i) following an Event of Default, for any such amount that is due to Landlord under the terms and conditions of this Lease; (ii) this Lease has terminated prior to the expiration of this Lease term as a result of an Event of Default by Tenant; (iii) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”); (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code; (v) this Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code; (vi) the issuing bank has notified Landlord that the Letter of Credit will not be renewed or extended through the existing expiration date thereof; (vii) the issuing bank has failed to notify Landlord that the Letter of Credit will be renewed or extended on or before the date that is sixty (60) days before the applicable Letter of Credit expiration date; (viii) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law; or (ix) Tenant executes an assignment for the benefit of creditors. In addition, it shall be a Letter of Credit Draw Event if (1) the issuing bank is no longer a Qualified Bank (including, without limitation, any of the applicable ratings of the issuing bank being reduced below the Bank’s Credit Rating Threshold) or (2) there is otherwise a material adverse change in the financial condition of the issuing bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all material respects to the requirements of this Article 27 in the amount of the applicable Letter of Credit Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary). The Letter of Credit shall be honored by the issuing bank regardless of whether Tenant disputes Landlord’s right to draw upon the Letter of Credit. In addition, in the event the issuing bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, any state regulator, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to fail to meet the requirements of this Article 27, and, within ten (10) business days following Landlord’s notice to Tenant of such receivership or conservatorship (the “Letter of Credit FDIC Replacement Notice”), Tenant shall replace such Letter of Credit with a substitute letter of credit from a different Qualified Bank and that complies in all material respects with the requirements of this Article 27. If Tenant fails to replace such Letter of Credit with such conforming, substitute letter of credit pursuant to the terms and conditions of this Article 27, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall have no right to voluntarily replace the Letter of Credit without Landlord’s prior written approval, in Landlord’s sole and absolute discretion. Tenant shall be responsible for the payment of any and all costs incurred

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by Landlord relating to the review of any substitute Letter of Credit (including, without limitation, Landlord’s reasonable attorneys’ fees).
27.4    Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Letter of Credit Draw Event and apply the proceeds of the Letter of Credit in accordance with this Article 27. In the event of any Letter of Credit Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, and apply the proceeds of the Letter of Credit to cure any such Letter of Credit Draw Event and/or to compensate Landlord for any and all damages or losses of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of this Lease or other Letter of Credit Draw Event and/or to compensate Landlord for any and all damages or losses arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in this Lease and Section 1951.2 of the California Civil Code. The use, application, or retention of the Letter of Credit proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such Letter of Credit or the proceeds thereof shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled and shall not constitute a waiver of any other rights of Landlord. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that: (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank; (ii) Tenant is not a third party beneficiary of such contract; (iii) Tenant has no properly interest whatsoever in the Letter of Credit or the proceeds thereof; (iv) Tenant has no right to assign or encumber the Letter of Credit or any part thereof and neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance; and (v) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, there is an event of a receivership, conservatorship, bankruptcy filing by, or on behalf of, Tenant, or Tenant executes an assignment for the benefit of creditors, neither Tenant, any trustee, receiver, conservator, assignee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim or rights to the Letter of Credit or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code, any similar State or federal law, or otherwise.
27.5    Landlord and Tenant: (i) acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”); (ii) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto; and (iii) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 27 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
27.6    Subject to the terms hereof, provided that no Event of Default has previously occurred under this Lease and Tenant is not then in default under this Lease, Tenant shall be entitled to the following reductions in the Letter of Credit Amount: (i) if as of the date that is thirty (30) months following the Commencement Date (a) Tenant is generating operating income and (b) has achieved (1) Total Assets of at least $8,000,000, of which at least $2,000,000 is Cash, (2) Current Assets of at least $6,000,000, of which at least $2,000,000 is Cash, and (3) a Tangible Net Worth of at least $7,000,000, all as reflected on the most recent financial statements required to be delivered pursuant to Section 31,8 of this Lease, then the Letter of Credit Amount shall be reduced to $250,000; and (ii) upon the date that Tenant has achieved (1) Total Assets of at least $26,000,000, of which at least $12,000,000 is Cash, (2) Current Assets of at least $24,000,000, of which at least $12,000,000 is Cash, and (3) a Tangible Net Worth of at least $24,000,000, all as reflected on the most recent financial statements required to be delivered pursuant to Section 31.8 of this Lease, then the Letter of Credit Amount shall be reduced to $75,000.
27.7    If Tenant is entitled to such reduction in the Letter of Credit Amount, then Landlord shall cooperate in a commercially reasonable manner with Tenant upon Tenant’s request to replace or amend the Letter of Credit to reflect such reduced Letter of Credit Amount. Notwithstanding the foregoing, if a default under the Lease (or any breach under the Lease where there exist circumstances under which Landlord is enjoined or otherwise prevented by operation of law from giving to Tenant a written notice which would be necessary for such failure of payment to constitute a default) shall occur and be continuing at the time that Tenant is otherwise entitled to a reduction in the Letter of Credit Amount, then the Letter of Credit Amount shall not reduce until such time as Tenant has cured such default.
27.8    As used in this Article 27, the following terms shall have the following meanings:
(a)    “Cash” means (1) unrestricted cash, (2) unrestricted marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (3) unrestricted domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1

(or better) by S&P or P-1 (or better) by Moody’s; provided that the maturities of such Cash and Cash Equivalents shall not exceed one (1) year from the date of calculation.
(b)    “Current Assets” means all assets anticipated to be converted to Cash within 12 months, as computed in accordance with GAAP.
(c)    “Total Assets” means all tangible assets of Tenant (i.e., not including intangible assets such as goodwill).

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(d)    “Tangible Net Worth” shall mean the Total Assets of Tenant less liabilities (including, without limitation, contingent liabilities) of Tenant, as computed in accordance with GAAP.
ARTICLE 28
Signage
28.1    Tenant, at Tenant’s sole cost and expense (including, without limitation, costs and expenses to construct any such signage to the extent the same does not exist as of the date of this Lease), and subject to Tenant’s compliance with applicable Legal Requirements (including signage ordinances), shall be entitled to signage on or adjacent to the glass entry to the Premises, which shall be subject to Landlord’s prior written approval (“Tenant’s Building Signage”). Except for Tenant’s Building Signage (and the monument signage provided in section 28.2 below), Tenant shall have no other right to maintain any signage at any other location in, on or about the exterior of the Building. Tenant’s Building Signage, and any changes to Tenant’s Building Signage, shall be subject to Landlord’s reasonable approval as to the design, size, color, material, content, location and illumination, shall be appropriate for the Building, shall be in conformity with the overall design and ambiance of the Building, and shall comply with all applicable Legal Requirements and the Britannia Business Center II signage criteria. Tenant shall be responsible for obtaining any governmental permits or approvals required for Tenant’s Building Signage, all at Tenant’s sole cost and expense; provided, however, that Landlord, at no cost to Landlord, shall reasonably cooperate with Tenant as reasonably required for obtaining any governmental permits or approvals required for Tenant’s Building Signage. Tenant’s repair, maintenance, construction and/or improvement of Tenant’s Building Signage shall be at its sole cost and expense and shall comply with all applicable Legal Requirements, the requirements applicable to construction of Alterations pursuant to Article 8 of this Lease, and such other reasonable rules, procedures and requirements as Landlord shall impose with respect to such work, including insurance coverage in connection therewith. Any cost or reimbursement obligations of Tenant under this section 28.1, including with respect to the installation, maintenance or removal of Tenant’s Building Signage, shall survive the expiration or earlier termination of this Lease. Tenant’s rights to maintain Tenant’s Building Signage shall terminate upon the earlier to occur of: (a) the expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises; or (b) an Event of Default occurs under this Lease. If Tenant’s signage rights shall terminate pursuant to the foregoing, the same shall not be reinstated, notwithstanding that the cause for termination may have been cured. Upon the termination of Tenant’s signage rights under this section 28.1, Tenant shall remove any of Tenant’s Building Signage at Tenant’s sole cost and expense, and repair and restore to good condition the areas of the Building on which the signage was located or that were otherwise affected by such signage or the removal thereof (including, without limitation, patching any holes or other penetrations caused by such signage and otherwise restoring the Building to the condition existing prior to the initial installation of such signage), or at Landlord’s election, Landlord may perform any such removal and/or repair and restoration and Tenant shall pay Landlord the reasonable cost thereof within thirty (30) days after Landlord’s written demand. If any signs, projections, awnings, signals or advertisements are installed by Tenant in violation of this section 28.1, or done by Tenant through any person not approved by Landlord, Landlord shall notify Tenant in writing and if Tenant fails to remove such signage within ten (10) Business Days after Landlord’s notice, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant, payable within thirty (30) days of Landlord’s demand therefor.
28.2    Tenant shall be entitled to one (1) Project standard sign on the Premises monument sign installed by Landlord identifying Tenant’s business, in size and location designated by Landlord. Any such Tenant signage shall comply with the requirements of this Article 28 and otherwise the design, size, color, content and location of the signs shall be in accordance with the Project’s signage criteria. Tenant shall provide Landlord with Tenant’s signage to install on such monument at Tenant’s sole cost; provided, however, that Landlord shall install such signage at Tenant’s cost. If, after Tenant’s name is initially listed on the monument sign, Tenant requests a change in Tenant’s name as printed thereon, Tenant shall reimburse Landlord for Landlord’s cost of preparing and installing such new signage on the monument sign.
ARTICLE 29
Waiver
29.1    The waiver by Landlord or Tenant of any breach of any agreement, covenant or condition in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, covenant or condition in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any agreement, covenant or condition in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of acceptance or payment of such rent.

ARTICLE 30
Notices
30.1    All notices that may be given or are required to be given by either Landlord or Tenant to the other under this Lease shall be in writing and shall be either hand delivered, delivered by a nationally recognized overnight courier, or deposited in the United States mail, postage prepaid, certified mail with return receipt requested, and addressed as follows: to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, or at such other place as Tenant may from time to time designate in a notice to Landlord, and, after the Commencement Date, to Tenant at the Premises, or at such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective on the date of delivery. If any notice is not delivered or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party, or due to a refusal to accept the notice by the receiving party, such notice shall be effective on the date delivery is attempted. Any notice under this Lease may be given on behalf of a party by the attorney for such party.
ARTICLE 31
Miscellaneous
31.1    The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 15 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Unless required by a lender pursuant to section 22.1, neither this Lease nor any memorandum, short form, affidavit or other writing with respect thereto, shall be recorded by Tenant or anyone acting through, under or on behalf of Tenant. Tenant shall not, without the prior written consent of Landlord, use the name of the Project or the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the rent or other amounts owing hereunder against Landlord. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay on demand to Landlord all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State in which the Building is located.
31.2    Tenant acknowledges that the late payment by Tenant of any monthly installment of Monthly Rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Monthly Rent is not received by Landlord from Tenant within three (3) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any Monthly Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each installment of Monthly Rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate (the “Interest Rate”) equal to ten percent (10%) per annum.
31.3    If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (a) judgment is entered in favor of Landlord, or (b) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.
31.4    Exhibit A (Plan Outlining the Premises), Exhibit B (Initial Improvement of the Premises) and Exhibit C (Rules and Regulations) and any other attachments specified in the Basic Lease Information are attached to and made a part of this Lease.
31.5    Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of the other) punitive, exemplary or consequential damages, in each case, however occurring in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys’ fees, costs and expenses as provided in this Lease, for any breach of this Lease.

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31.6    Intentionally Omitted.
31.7    Without limiting the generality of section 31.6 above, Landlord reserves the right (upon thirty (30) days’ prior notice to, but otherwise without the consent of Tenant) to make improvements and/or additions to portions of the Building, including, without limitation, adding floor area to one or more existing floors of the Building, and to undertake structural and seismic improvement projects in the Project. Such construction activity may result in columns, beams and other structural components being placed in the Premises to accommodate the construction work and/or the permanent additions and/or expansions to be constructed. Any such construction activity is entirely discretionary with Landlord, and Tenant agrees that no representation, express or implied, with respect to the future condition of the Project or the Building or any improvements thereto have been made to Tenant by Landlord or any Landlord representative. Tenant hereby waives any and all rights or claims of any kind for rent offsets or based on constructive eviction, nuisance, or interference with enjoyment which may arise in connection with or result from such construction activities; provided, however, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s business caused by such construction activities.
31.8    Upon completion of the preparation of Tenant’s financial statements for each fiscal year (but in no event later than 180 days following the expiration of such fiscal year), Tenant shall furnish to Landlord copies of true and accurate audited financial statements for such fiscal year, as prepared on an audited basis by the independent certified public accountants of Tenant (which accountants shall be from a reputable national or regional accounting firm) in accordance with GAAP, and certified by a responsible officer of Tenant as presenting fairly in all material respects the financial condition and results of operations of Tenant. In addition, at any time within fifteen (15) days after Landlord’s request therefor, Tenant shall furnish to Landlord copies of Tenant’s most recent internally prepared financial statements reflecting Tenant’s then current financial situation. Landlord shall use good faith efforts to keep such information received from Tenant confidential, except that Landlord may disclose such financial information received from Tenant to any lender or prospective lender for, or purchaser or prospective purchaser of, the Building, as necessary in the course of any litigation arising out of or concerning this Lease, or as required by applicable law, and provided however that the foregoing confidentiality requirement shall be inapplicable in the event the subject financial information is made publicly available by the Securities and Exchange Commission or any other governmental body. “GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Tenant, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.
31.9    Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Project as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord’s obligations or actions under this Lease.
31.10    Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, to Tenant’s current or prospective investors, lenders, and/or acquirers, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease, or to the extent otherwise required by applicable law.
31.11    Landlord and Tenant agree that the rentable area of the Premises as calculated as of the date of this Lease is accurately set forth in the Basic Lease Information. The rentable square footage of the Premises, Building and Project shall not be changed except in connection with a change in the physical size of any of them.

ARTICLE 32
Real Estate Brokers
32.1    Landlord and Tenant each warrants and represents to the other that it has negotiated this Lease directly with the real estate brokers specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesperson to act for such party in connection with this Lease. Landlord and Tenant shall each indemnify and defend the other against and hold such indemnified party harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, arising from any claim for any compensation, commission or finder’s fee by any real estate broker or salesperson actually or allegedly representing or acting on behalf of such indemnifying party other than those specified in this Article 32. Landlord shall pay any commission owing to the real estate brokers identified in the Basic Lease Information pursuant to a separate agreement, and shall indemnify, defend and hold Tenant harmless from and against any and all claims by such real estate brokers.
ARTICLE 33
Authority
33.1    If Tenant is a corporation, partnership, limited liability company, trust, association or other entity, Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Building is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so. Upon request, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors or other governing body of Tenant, certified by the secretary or assistant secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.
ARTICLE 34
Complete Agreement
34.1    There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises, the Building or the Project. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.
ARTICLE 35
Option to Renew
35.1    Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon the expiration of the initial Lease Term. The renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than nine (9) months nor earlier than twelve (12) months prior to expiration of the initial Lease Term. Notwithstanding the foregoing, at Landlord’s election, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if on the date that Tenant exercises its renewal option or as of the date immediately preceding the commencement of the renewal period: (a) Tenant is not in, and has not during the Lease Term been in, default under the Lease beyond any applicable cure periods; (b) more than twenty-five percent (25%) of the rentable square footage of the Premises is sublet (other than to an Affiliate of Tenant); (c) the Lease has been assigned prior to such date, other than to an Affiliate; (d) the Tenant originally named herein, or an Affiliate, is not occupying the Premises; or (e) the Premises is not intended for the exclusive use of Tenant (and any Affiliates) during the renewal term.
35.2    If Tenant exercises the renewal option, then all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial Lease Term shall apply during the renewal term, except that (a) Tenant shall have no further right to renew this Lease, (b) Tenant shall take the Premises in their then “as-is” state and condition, (c) the rates for parking in the Building shall be as reasonably determined by Landlord based on the then current rates for parking in the Building, and (d) subject to section 35.5 below, the Base Rent payable by Tenant for the Premises shall be the then fair market rent for the Premises based upon the terms of this Lease, as renewed. Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the period the space will be covered by the Lease.
35.3    For purposes of this Article 35, the term “fair market rent” shall mean the rental rate for comparable space under primary lease (and not sublease) to new tenants, taking into consideration the quality of the Building and such amenities as existing improvements and the like, situated in similar buildings in comparable locations in Hacienda Business Park, Pleasanton, California, in comparable physical and economic condition, taking into consideration the then prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g., not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate).
35.4    The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing four (4) months prior to commencement of the renewal period. If Landlord and Tenant are unable to agree upon the fair market monthly rent within said thirty (30) day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Exhibit E attached hereto.

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35.5    Notwithstanding anything in the foregoing or Exhibit E attached hereto to the contrary, in no event shall the Base Rent during the renewal period be less than the aggregate of the amounts of Base Rent (for all of the Premises leased hereunder, without regard to any abatement, but deducting the amount of the Allowance Rent) for the calendar month immediately preceding the commencement of the renewal period.
ARTICLE 36
Right of First Offer
36.1    Tenant shall have the one-time right of first offer (the “Right of First Offer”) with respect to any contiguous space located adjacent to the Premises that becomes available (the “Offering Space”). Tenant’s Right of First Offer shall be exercised, if at all, as set forth in section 36.2 below. Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights existing on the date hereof (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Project.
36.2    At any time after Landlord has determined that (i) the existing tenant in the Offering Space will not extend or renew the term of its lease for the Offering Space, whether pursuant to a then existing right or pursuant to new arrangements with Landlord and (ii) Landlord intends to market the Offering Space through a third party broker to the general public, then prior to leasing such Offering Space to a party other than the existing tenant, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Offering Space to Tenant, which terms shall reflect the fair market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within five (5) business days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if at the time that Landlord would otherwise deliver the Advice: (a) Tenant is in default under the Lease beyond any applicable cure periods; (b) more than 100% of the Premises is sublet other than to an Affiliate; (c) the Lease has been assigned prior to such date other than to an Affiliate; (d) Tenant or an Affiliate is not occupying the Premises; or (e) the Offering Space is not intended for the exclusive use of Tenant and /or any Affiliate during the Lease Term.
36.3    If Tenant timely and validly exercises the Right of First Offer, the lease of the Offering Space shall be on the terms stated in the Advice and the terms and conditions of this Lease (but to the extent that the terms of the Advice and this Lease conflict, the terms and conditions of the Advice shall govern), subject to the following:
(a)    The lease term for the Offering Space shall be as stated in the Advice;
(b)    Tenant shall pay Base Rent and additional rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the fair market rate for the Offering Space as determined in Landlord’s reasonable judgment. For purposes hereof, the term “fair market rent” shall mean the rental rate for comparable space under primary lease (and not sublease) to new tenants, taking into consideration the quality of the Building and such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in first-class, reputable, established buildings in comparable locations in Pleasanton, California, in comparable physical and economic condition, taking into consideration the then prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g., not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then-prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate); and
(c)    The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed or improvements allowances to be given by Landlord in the Offering Space, in which case Landlord shall perform such work or give such improvement allowances in the Offering Space. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

36.4    The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (a) Tenant’s failure to exercise its Right of First Offer within the period provided in section 36.1 above; (b) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in section 36.1 above; or (c) that date that is six (6) months prior to the expiration of the term of this Lease.
36.5    If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Percentage Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.
ARTICLE 37
Emergency Generator
37.1    Subject to the terms hereof and applicable laws, Tenant shall have the right to install one (1) back-up electrical generator (the “Generator”) in a location reasonably designated by Landlord (the “Generator Area”). In no event shall Tenant permit the Generator to interfere with normal and customary use or operation of the Building by Landlord or other tenants and/or occupants (including, without limitation, by means of noise or odor). Tenant shall be responsible for any and all costs, if any, incurred by Landlord as a result of or in connection with Tenant’s installation, operation, use and/or removal of the Generator. In the event that Landlord shall incur any costs as a result of or in connection with the rights granted to Tenant herein, Tenant shall reimburse Landlord for the same within ten (10) business days following billing. If required by Landlord, Tenant, at Tenant’s sole cost and expense, shall install screening, landscaping or other improvements satisfactory to Landlord (in Landlord’s reasonable discretion) in order to satisfy Landlord’s aesthetic requirements in connection with the Generator. Subject to Landlord’s prior approval of all plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, and at Tenant’s sole cost and expense, Landlord shall permit Tenant to install and maintain the Generator in the Generator Area, and connections between the Generator and Landlord’s electrical systems in the Building, all in compliance with all applicable laws. Without limitation of the foregoing, all conditions relating to the installation, connection, use, repair and removal of the Generator (including, without limitation, the manner and means of Tenant’s connection of the Generator to the core of the Building and/or through the Building risers to the Premises) shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and otherwise subject to the provisions of Article 8 related to the performance of improvements within the Premises. Tenant shall be responsible for all maintenance and repairs and compliance with law obligations related to the Generator and acknowledges and that Landlord shall have no responsibility in connection therewith and that Landlord shall not be liable for any damage that may occur with respect to the Generator. The Generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) the period of any electrical power outage in the Building. Tenant shall be entitled to operate the Generator and such connections to the Building for testing and regular maintenance only upon twenty four hours prior notice to Landlord and at times reasonably approved by Landlord. Tenant shall submit the specifications for design, operation, installation and maintenance of the connections to the Generator and facilities related thereto to Landlord for Landlord’s consent, which consent will not be unreasonably withheld, conditioned or delayed and may be conditioned on Tenant complying with such reasonable requirements imposed by Landlord, based on the advice of Landlord’s engineers, so that the Building’s systems or other components of the Building are not adversely affected by the installation and operation of the Generator and/or based upon other reasonable factors as determined by Landlord. The cost of design (including engineering costs) and installation of the Generator and the costs of the Generator itself shall be Tenant’s sole responsibility. Landlord makes no representation or warranty of any kind with respect to such Generator. The Generator shall be deemed to be a part of the Premises for purposes of the insurance provisions of this Lease, as amended hereby, and, in addition, Tenant shall maintain, at Tenant’s cost, industry standard “boiler and machinery” insurance coverage with respect thereto.
37.2    At Landlord’s option, Landlord may require that Tenant remove the Generator and all related facilities and equipment upon the expiration or earlier termination of this Lease, as amended (or upon any earlier termination of Tenant’s rights with respect to the Generator as provided hereunder), and repair all damage to the Building resulting from such removal and restore all affected areas to their condition existing prior to Tenant’s installation of the Generator, all at Tenant’s sole cost and expense. The terms of the preceding sentence as well as the indemnity set forth below shall survive the termination or earlier expiration of the Lease, as amended.

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37.3    Tenant shall indemnify, defend, protect, and hold harmless Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause related to or connected with the installation, use, operation, repair and/or removal of the Generator and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in connection with the Generator. In the event that Tenant shall fail to comply with the requirements set forth herein and such failure shall continue for ten (10) business days without cure, without limitation of Landlord’s other remedies (a) Landlord shall have the right to terminate Tenant’s rights with respect to the Generator, and/or (b) Landlord shall have the right, at Tenant’s sole cost and expense, to cure such breach, in which event Tenant shall be obligated to pay to Landlord, within ten (10) business days following demand by Landlord, the amount expended by Landlord.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.

TENANT:			LANDLORD:

PURIGEN BIOSYSTEMS, INC.,			SFF BBC, LLC,
a Delaware corporation			a California limited liability company

			By:	SFF II REIT, LLC, a Delaware limited
By:	/s/ Klint Rose			liability company, its Manager
	Name:	Klint Rose
	Title:	CEO
			By:	/s/ Erik A. Foraker
				Name:	Erik A. Foraker
				Title:	Co-Admin. Member
EXHIBIT A

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EXHIBIT A
Plan Outlining the Premises

EXHIBIT A

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EXHIBIT B
Initial Improvement of the Premises
EXHIBIT B

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EXHIBIT C
Rules and Regulations
EXHIBIT D

EXHIBIT D
FORM OF LETTER OF CREDIT
EXHIBIT D

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EXHIBIT E
Appraisal Procedure

EXHIBIT E

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EXHIBIT F
Hazardous Substances Questionnaire

EXHIBIT F

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